SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2014

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)
Election of New Director

PAR Technology’s Board of Directors has appointed Todd E. Tyler, age 51, to the Board effective July 28, 2014 for a term which will expire at the 2015 Annual Meeting of Shareholders.

Mr. Tyler was appointed to the Nominating/Corporate Governance Committee, where he will serve as Chairman and will also serve on the Audit and Compensation committees.  Having been determined by the Board to have no material relationship with the Company, to be independent as defined by the NYSE in its listing standards and the Company’s Governance Guidelines and meeting the SEC standards for independence of audit committee members, Mr. Tyler will serve as a non-management, independent director.  As such, Mr. Tyler will receive a prorated portion of an annual retainer consisting of $40,000 and $40,000 in restricted stock.

The Company’s press release announcing Mr. Tyler’s appointment is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: July 30, 2014	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 30, 2014.